Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 2021, relating to the balance sheet of Portillo’s Inc., appearing in Registration Statement No. 333-259810 on Form S-1 of Portillo’s Inc.

/s/ Deloitte & Touche LLP

Chicago, Illinois
October 20, 2021